                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned,  constitutes and  appoints  Phillip  Gillespie,  Mitchell J.  Lindauer and Kathleen T. Ives
each as my true and  lawful  attorney-in-fact  and  agent,  with full power of
substitution   and   resubstitution,   for  me  and  in  my   capacity   as  a
Trustee/Director of Oppenheimer AMT-Free Municipals,  Oppenheimer AMT-Free New
York Municipals,  Oppenheimer Balanced Fund,  Oppenheimer California Municipal
Fund,  Oppenheimer Capital Appreciation Fund,  Oppenheimer  Developing Markets
Fund,   Oppenheimer   Discovery  Fund,   Oppenheimer   Emerging  Growth  Fund,
Oppenheimer   Emerging   Technologies  Fund,   Oppenheimer   Enterprise  Fund,
Oppenheimer Global Fund,  Oppenheimer Global  Opportunities Fund,  Oppenheimer
Gold  &  Special   Minerals  Fund,   Oppenheimer   Growth  Fund,   Oppenheimer
International  Growth Fund,  Oppenheimer  International  Small  Company  Fund,
Oppenheimer Money Market Fund, Inc.,  Oppenheimer  Multi-State Municipal Trust
(on behalf of Oppenheimer New Jersey Municipal Fund, Oppenheimer  Pennsylvania
Municipal Fund and Oppenheimer  Rochester  National  Municipals),  Oppenheimer
Series Fund,  Inc. (on behalf of Oppenheimer  Disciplined  Allocation Fund and
Oppenheimer  Value  Fund),  Oppenheimer  U.S.  Government  Trust,  Oppenheimer
International  Large-Cap  Core Fund,  Oppenheimer  International  Value  Fund,
Oppenheimer  Limited Term California  Municipal Fund,  Oppenheimer Real Estate
Fund,  Oppenheimer Select Value Fund,  Oppenheimer Tremont Market Neutral Fund
LLC,  Oppenheimer  Tremont  Opportunity  Fund LLC, OFI Tremont Core Strategies
Hedge Fund, OFI Tremont Market  Neutral Hedge Fund,  Oppenheimer  Total Return
Bond Fund,  Oppenheimer  International  Diversified Fund, Oppenheimer Dividend
Growth Fund and Oppenheimer  Portfolio Series to sign on my behalf any and all
Registration   Statements   (including   any   post-effective   amendments  to
Registration  Statements)  under the  Securities  Act of 1933,  the Investment
Company  Act of  1940  and  any  amendments  and  supplements  thereto,  proxy statements,  Forms 3, 4 and 5, or other  documents in  connection  thereunder, and to file the  same,  with all  exhibits  thereto,  and other  documents  in connection  therewith,  with  the U.S.  Securities  and  Exchange  Commission, granting unto said  attorneys-in-fact and agents, and each of them, full power and  authority  to do and perform each and every act and thing  requisite  and necessary  to be done in and about the  premises,  as fully as to all  intents and  purposes  as I  might  or  could  do  in  person,  hereby  ratifying  and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 14th day of September, 2005.

/s/ Peter I. Wold
------------------------
Peter I. Wold

/s/ Joseph M. Wikler
------------------------------
Joseph M. Wikler

Witness: /s/ Lisa I. Bloomberg
         ---------------------------------
         Lisa I. Bloomberg, Assistant Secretary